Exhibit 99.1


Geron Corporation Reports Fourth Quarter and Annual 2003 Financial Results and Highlights


   MENLO PARK, Calif.--(BUSINESS WIRE)--Feb. 27, 2004--Geron Corporation (Nasdaq:GERN) today reported financial results and highlights for the fourth quarter and year ended December 31, 2003.
   For fiscal 2003, the company had revenues of $1.2 million and operating expenses of $31.4 million, compared to revenues of $1.2 million and operating expenses of $36.9 million in fiscal 2002. For fiscal 2003, the company had a net loss of $29.9 million or $(0.97) per share, compared to a net loss of $33.9 million or $(1.37) per share in fiscal 2002.
   For the 2003 fourth quarter, the company had revenues of $155,000 and operating expenses of $8.4 million, compared to $293,000 and $7.9 million, respectively, for the comparable period in 2002. Net loss for the 2003 fourth quarter was $7.6 million or $(0.21) per share, compared to $7.2 million or $(0.29) per share for the comparable period in 2002.
   Revenues for the year reflected research support payments from consulting agreements, royalty revenues under various license agreements with companies for sales of telomerase-based diagnostic kits, shared profits from sales of reagent research products and fees from licensees for the company's nuclear transfer and telomerase technologies. The overall decrease in operating expenses for 2003 was primarily the result of reductions in staffing in January 2003 partially offset by increased costs related to raw materials and manufacturing expenses for Geron's telomerase inhibitor compounds, GRN163 and GRN163L.

   Fourth Quarter 2003 Highlights

   -- In November 2003, the company completed a public offering of 5,000,000 shares of common stock plus an over-allotment exercise of 750,000 shares of common stock, resulting in net cash proceeds of approximately $64.3 million.

   --  The U.S. Patent and Trademark office granted U.S. Patent No.
        6,642,048, which includes claims that cover methods and compositions for growing human embryonic stem cells (hESCs) using cell-free conditioned medium. The patent facilitates the scalable production of hESCs for commercial use.

   --  At the Society for Neurosciences Annual Meeting in New
        Orleans, Geron collaborators, Dr. Hans Keirstead and his colleagues from the University of California at Irvine, presented results demonstrating that the transplant of cells differentiated from hESCs can result in functional improvement in animals with spinal cord injuries. This work provides proof-of-concept of the efficacy of hESC-based therapies in spinal cord injury.

   -- At the 2003 annual meeting of the American Institute of Chemical Engineers in San Francisco, Geron presented studies demonstrating that hESCs could be expanded in a culture medium that contains only human-sourced proteins and defined recombinant growth factors. This new culture system relies solely on completely defined components for hESC growth, facilitating safe and scalable expansion of these cells for cell-based therapeutics.

   --  At the Workshop on Telomeres and Telomerase: Therapeutic
        Targets for Cancer and Aging in Madrid, Spain, and at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in Boston, Massachusetts, Geron scientists and collaborators reported preclinical data on its lipidated telomerase inhibitor anti-cancer drug candidate, GRN163L. The studies indicated that GRN163L demonstrates enhanced bioavailability and potency, while maintaining high specificity to telomerase, good safety and tolerability, and appropriate stability in both liquid and freeze-dried formulations.

   --  At the American Society of Hematology (ASH) annual meeting in
        San Diego, California, the principal investigator of the clinical trial, Johannes Vieweg, M.D., Associate Professor of Urology and Associate Professor of Immunology at Duke University Medical Center, presented additional positive preliminary results from a Phase I/II clinical trial of a telomerase therapeutic vaccine for metastatic prostate cancer. Dr. Vieweg's presentation reported that all but one of the patients in the clinical trial evaluated so far showed strong telomerase-specific cellular immune responses, that no patients exhibited any sign of treatment-related adverse effects, and in three of three patients thus far analyzed from the high-dose group, stabilization of serum PSA values during the treatment phase was observed.

   -- Also at the ASH annual meeting in San Diego, California, Geron collaborators, Eunice Wang, M.D. and Malcolm Moore, Ph.D. of Memorial Sloan-Kettering Cancer Center, presented additional positive data from studies of its two telomerase inhibitor drug candidates, GRN163 and GRN163L, in animal models of human multiple myeloma.

   -- In a publication of Developmental Dynamics, Geron scientists and collaborators at the National Institutes of Health and the Robarts Research Institute in London, Ontario, showed that hESCs are highly stable over long periods when maintained using Geron's feeder-free culture methods, and that different hESC lines exhibit substantial uniformity of biological characteristics.

   Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for cancer based on its telomerase technology, and cell-based therapeutics using its human embryonic stem cell technology.

   This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technology constitute forward-looking statements involving risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, reliance on collaborators, need for additional capital, need for regulatory approvals or clearances, and the maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2003.

   Additional information about the company can be obtained at http://www.geron.com.

                        Financial table follows

                           GERON CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                        THREE MONTHS ENDED      TWELVE MONTHS ENDED
(In thousands, except       DECEMBER 31,             DECEMBER 31,
 share and per share  ----------------------- -----------------------
 amounts)                 2003        2002        2003        2002
                      ----------- ----------- ----------- -----------
                             Unaudited

Revenues from
 collaborative
 agreements                  $--         $18         $72        $566
License fees and
 royalties                   155         275       1,102         682
                      ----------- ----------- ----------- -----------
      Total revenues         155         293       1,174       1,248

Operating expenses:
  Research and
   development             6,315       6,481      25,551      29,822
  General and
   administrative          2,086       1,448       5,803       7,126
                      ----------- ----------- ----------- -----------
      Total operating
       expenses            8,401       7,929      31,354      36,948
                      ----------- ----------- ----------- -----------
Loss from operations      (8,246)     (7,636)    (30,180)    (35,700)

Interest and other
 income                      855         579       1,812       2,549
Conversion expense            --          --        (779)         --
Interest and other
 expense                    (165)       (172)       (736)       (757)
                      ----------- ----------- ----------- -----------
Net loss                 $(7,556)    $(7,229)   $(29,883)   $(33,908)
                      =========== =========== =========== ===========

Basic and diluted net
 loss per share:
Net loss per common
 share                    $(0.21)     $(0.29)     $(0.97)     $(1.37)
                      =========== =========== =========== ===========
Shares used in
 calculation of
 net loss per common
 share                36,284,502  24,744,449  30,965,330  24,661,733
                      =========== =========== =========== ===========


                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                    DECEMBER     DECEMBER
(In thousands)                      31, 2003     31, 2002
                                   ----------   ----------
Current assets:
  Cash, cash equivalents and
   restricted cash                   $13,353       $5,134
  Marketable securities               96,427       42,383
  Other current assets                 2,028        3,252
                                   ----------   ----------
      Total current assets           111,808       50,769

Property and equipment, net            1,684        2,444
Deposits and other assets                804          772
Intangible assets                      3,819        6,684
                                   ----------   ----------
                                    $118,115      $60,669
                                   ==========   ==========

Current liabilities                    9,825        9,383
Noncurrent liabilities                 1,966       21,545
Stockholders' equity                 106,324       29,741
                                   ----------   ----------
                                    $118,115      $60,669
                                   ==========   ==========


    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765